EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of AMDL, Inc. (the “Company”) on Form S-3 of our report dated March 21, 2006, on our audit of the financial statements of the Company as of December 31, 2005, and for each of the years in the two-year period then ended, which report is included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.
We consent to the incorporation by reference in the Registration Statement of the Company on Form S-3 of our report dated April 27, 2006, on our audit of the consolidated balance sheet of Jade Pharmaceutical Inc. as of December 31, 2005, and the related consolidated statements of income, and comprehensive income, stockholder’s equity and cash flows for each of the years in the two years then ended, which report is included in the Company’s Form 8-K dated May 12, 2006.
We also consent to the use of our name as it appears under the caption “Experts.”
CORBIN & COMPANY, LLP
Irvine, California
January 25, 2007